Exhibit 23.2




                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement on Form S-8 pertaining to the registration of 1,200,000 shares of Time Warner Inc. Common Stock and associated Rights to Purchase Series A Participating Cumulative Preferred Stock and to the incorporation by reference in the Registration Statement and related Prospectus of our report dated July 21, 1999, except for Note 3, as to which the date is May 12, 2000, with respect to the consolidated financial statements of America Online, Inc. for the three years ended June 30, 1999, incorporated by reference as Exhibit 99 to its Form 10-Q/A for the quarterly period ended March 31, 2000, incorporated by reference in Time Warner Inc.'s Current Reports on Form 8-K dated January 10, 2000, March 31, 2000 and May 22, 2000, filed with the Securities and Exchange Commission.

                                                   /s/ Ernst & Young LLP

McLean, Virginia
May 19, 2000